SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2005

V. I. TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-24241	11-3238476
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

134 Coolidge Avenue

Watertown, Massachusetts 02472

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (617) 926-1551

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

On March 10, 2005, V.I. Technologies, Inc. (“Vitex” or “the Company”) announced that shareholders of both Vitex and Panacos approved the merger between the two companies in separate special shareholder meetings.

The Vitex shareholders also approved all other resolutions related to the merger contained in the Joint Proxy Statement/Prospectus, including the issuance of shares and warrants as part of a $20 million private placement transaction led by Great Point Partners. Under the terms of the merger, Vitex will issue approximately 227.5 million shares to acquire all outstanding shares of Panacos. The merger and financing are expected to close shortly.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits:

99.1	Press Release of V.I. Technologies, Inc. dated March 10, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

V. I. TECHNOLOGIES, INC.
Dated: March 10, 2005

	By:	/S/ John R. Barr
John R. Barr,
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of V.I. Technologies, Inc. dated March 10, 2005.